UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2007

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 25, 2007, the Board of Directors of Harsco Corporation approved the following appointments effective January 1, 2008:

  Geoffrey D. H. Butler to the position of Harsco Corporation President and Chief Executive Officer of the Access Services and Mill Services Segments. Mr. Butler currently serves as Senior Vice President-Operations and President of the MultiServ and SGB Group Divisions.
  Richard C. Neuffer to the position of Senior Vice President and Group President Minerals & Rail Technologies Group. Mr. Neuffer currently serves as President of the Minerals & Rail Technologies Group.
  Stephen J. Schnoor to the position of Senior Vice President and Chief Financial Officer. Mr. Schnoor currently serves as the Vice President and Corporate Controller and the Principal Accounting Officer.
  Mark. E. Kimmel to the position of Senior Vice President, General Counsel and Corporate Secretary. Mr. Kimmel currently serves as General Counsel and Corporate Secretary.

At this time, there have been no new, or modifications to employment agreements or compensation of the above employees. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit 99.1. Press release dated October 1, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation (Registrant)
October 01, 2007 (Date)	/s/ SALVATORE D. FAZZOLARI Salvatore D. Fazzolari President, Chief Financial Officer and Treasurer